Exhibit 99.1

New Relic Announces Third Quarter Fiscal Year 2019 Results
Third quarter revenue increased 35% year-over-year to $124.0 million
Quarterly GAAP operating loss of $(8.5) million; Non-GAAP operating income of $7.8 million
New Relic advances AIOps strategy with acquisition of SignifAI
San Francisco – February 6, 2019 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the third quarter of fiscal year 2019 ended December 31, 2018.

“Results for the third quarter exceeded our guidance ranges on both the top and bottom lines,” said Lew Cirne, CEO and founder, New Relic. “As enterprises continue to invest in strategic software projects to drive top-line growth, they are increasingly turning to New Relic’s platform for monitoring, managing and operating their digital business.”

Third Quarter Fiscal Year 2019 Financial Highlights*:

•	Revenue of $124.0 million, compared to $91.8 million for the third quarter of fiscal 2018.

•	GAAP loss from operations was $(8.5) million, compared to $(8.0) million for the third quarter of fiscal 2018.

•	Non-GAAP income from operations was $7.8 million, compared to $2.7 million for the third quarter of fiscal 2018.

•	GAAP net loss attributable to New Relic per basic share was $(0.18), compared to a loss of $(0.14) per basic share for the third quarter of fiscal 2018.

•	Non-GAAP net income attributable to New Relic per diluted share was $0.19, compared to $0.05 per diluted share for the third quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $722.3 million at the end of the third quarter of fiscal 2019, compared with $731.1 million at the end of the second quarter of fiscal 2019.
*New Relic adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” (ASC 606) using the modified retrospective method on April 1, 2018. Unless otherwise stated, the financial metrics for reporting periods during fiscal year 2019 provided in this release are presented in compliance with ASC 606, which replaced ASC 605, “Revenue Recognition” (ASC 605). The financial metrics for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with ASC 605. A reconciliation between our performance with respect to certain financial metrics under ASC 606 to ASC 605 has been included in the appendix to this release.
Third Quarter & Recent Business Highlights:

•	$100K+ Paid Business Accounts as of December 31, 2018 of 816, compared to 629 as of December 31, 2017.

•	56% of ARR from Enterprise Paid Business Accounts as of December 31, 2018, compared to 52% as of December 31, 2017.

•	Dollar-Based Net Expansion Rate for the third quarter of fiscal 2019 of 122%, compared to 125% as of the third quarter of fiscal 2018.

•
Opened first European Region [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Opens-First-European-Region-in-Germany-to-Deliver-the-Power-of-the-New-Relic-Platform-to-Customers-Across-Europe/default.aspx] to expand New Relic's ability to deliver products to customers in Germany and across the broader European Union.

Exhibit 99.1

•
Opened first office in Paris [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Opens-Paris-Office-to-Support-Leading-French-Enterprises-in-Their-Digital-Transformation-Initiatives/default.aspx] to serve the growing number of customers throughout France.

•
Introduced the Kubernetes cluster explorer [https://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Introduces-Kubernetes-Cluster-Explorer/default.aspx], a new way for DevOps teams to understand the health and performance of their complex Kubernetes environments.

•	Advanced AIOps strategy with acquisition of SignifAI. Read more here [https://newrelic.com/press-release/20190206-2]
Outlook:

New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Fourth Quarter Fiscal 2019 Outlook:

•	Revenue between $126.5 million and $128.5 million, representing year-over-year growth of between 28% and 31%, respectively.

•	Non-GAAP income from operations of between $0.5 million and $1.5 million.

•	Non-GAAP net income attributable to New Relic per diluted share between $0.04 and $0.06.

•	Full Year Fiscal 2019 Outlook:

•
Revenue between $473.6 million and $475.6 million, representing year-over-year growth of between 33% and 34%, and an increase from prior guidance of between $466.5 million and $469.5 million that was issued on November 6, 2018.

•	Non-GAAP income from operations of between $26.7 million and $27.7 million, an improvement from prior guidance of between $22.0 million and $24.0 million that was issued on November 6, 2018.

•	Non-GAAP net income attributable to New Relic per diluted share between $0.58 and $0.60, an improvement from prior guidance of between $0.42 and $0.48 that was issued on November 6, 2018.

Conference Call Details:

•	What: New Relic financial results for the third quarter of fiscal year 2019 and outlook for the fourth quarter and the full year of fiscal 2019

•	When: February 6, 2019 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (866) 393-4306, and for international callers, please dial (734) 385-2616. Callers may provide confirmation number 1686496 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•
Replay: Following the completion of the call through 11:59 PM Eastern Time on February 13, 2019, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 1686496.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.
Forward-Looking Statements

Exhibit 99.1

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the fourth quarter and for the full year of fiscal 2019, such as revenue, non-GAAP income from operations, non-GAAP net income attributable to New Relic per diluted share, cash from operations, free cash flow, gross margins, operating margins, deferred revenue, capital expenditures, capitalized software, anticipated headcount, including hiring plans for the fourth quarter of fiscal 2019, fiscal 2019 capital expenditures, and market trends and opportunity, including the market opportunities within cloud computing, digital transformation and DevOps, the anticipated opportunities within mid-market and enterprise accounts, the ability to become the dominant platform for monitoring, managing, and operating digital systems, the increasing use of software to improve business outcomes, the potential expansion of our platform and benefits to customers of the SignifAi product, any opportunities resulting from the purchase and integration of SignifAi by and into New Relic including the expected alignment of the SignifAI technology with New Relic’s alert offerings, the growth of the platform or any individual product, New Relic’s ability to drive customer value, New Relic’s customer adoption, including any fluctuations to the paid business accounts metric, the pace of hiring activity and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results, New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.comor the SEC’s website at www.sec.gov.

All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share, and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

New Relic defines non-GAAP gross profit, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP income (loss) from operations and non-GAAP net income (loss) attributable to New Relic as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, (6) employer payroll tax expense on equity incentive plans, and (7) amortization of debt discount and issuance costs. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted average shares used to compute net income (loss) per share attributable to common stockholders, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Exhibit 99.1

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued approximately $500 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per basic and diluted share to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Exhibit 99.1

Investor Contact
Tony Righetti
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenue	$124,011	$91,827	$347,128	$256,610
Cost of revenue	20,206	15,671	55,703	46,342
Gross profit	103,805	76,156	291,425	210,268
Operating expenses:
Research and development	26,182	18,154	72,747	54,686
Sales and marketing	66,461	51,393	185,091	152,015
General and administrative	19,702	14,596	51,293	42,843
Total operating expenses	112,345	84,143	309,131	249,544
Loss from operations	(8,540)	(7,987)	(17,706)	(39,276)
Other income (expense):
Interest income	3,922	534	9,026	1,503
Interest expense	(5,669)	(21)	(13,932)	(64)
Other income (expense), net	(8)	(45)	(1,285)	117
Loss before income taxes	(10,295)	(7,519)	(23,897)	(37,720)
Income tax provision (benefit)	(106)	210	440	634
Net loss	$(10,189)	$(7,729)	$(24,337)	$(38,354)
Net loss attributable to redeemable non-controlling interest	86	—	283	—
Net loss attributable to New Relic	$(10,103)	$(7,729)	$(24,054)	$(38,354)
Net loss per share, basic and diluted	$(0.18)	$(0.14)	$(0.42)	$(0.70)
Weighted-average shares used to compute net loss per share, basic and diluted	57,096	55,196	56,663	54,534

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2018	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$185,462	$132,479
Short-term investments	536,849	115,441
Accounts receivable, net of allowance for doubtful accounts of $1,748 and $1,728, respectively	102,433	99,488
Prepaid expenses and other current assets	16,739	15,591
Deferred contract acquisition costs	25,275	—
Total current assets	866,758	362,999
Property and equipment, net	71,076	53,899
Restricted cash	8,254	8,202
Goodwill	15,334	11,828
Intangible assets, net	3,394	1,312
Deferred contract acquisition costs, non-current	24,487	—
Other assets	4,536	5,086
Total assets	$993,839	$443,326
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$11,237	$2,985
Accrued compensation and benefits	23,222	17,414
Other current liabilities	11,054	8,619
Deferred revenue	200,231	189,633
Total current liabilities	245,744	218,651
Convertible senior notes, net	400,845	—
Deferred rent, non-current	10,620	8,147
Deferred revenue, non-current	6,638	649
Other liabilities, non-current	899	775
Total liabilities	664,746	228,222
Redeemable non-controlling interest	3,313	—
Stockholders’ equity:
Common stock, $0.001 par value	57	56
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	614,674	521,119
Accumulated other comprehensive loss	39	(324)
Accumulated deficit	(288,727)	(305,484)
Total stockholders’ equity	325,780	215,104
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$993,839	$443,326

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss attributable to New Relic	$(24,054)	$(38,354)
Net loss attributable to redeemable non-controlling interest	$(283)	$—
Net loss:	$(24,337)	$(38,354)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,585	17,306
Stock-based compensation expense	39,624	29,778
Amortization of debt discount and issuance costs	12,313	—
Other	(800)	498
Changes in operating assets and liabilities:
Accounts receivable	(3,411)	9,223
Prepaid expenses and other assets	3,262	(4,438)
Deferred contract acquisition costs	(27,689)	—
Accounts payable	3,850	(829)
Accrued compensation and benefits and other liabilities	7,771	2,475
Deferred revenue	16,827	8,938
Deferred rent	899	(504)
Net cash provided by operating activities	66,894	24,093
Cash flows from investing activities:
Purchases of property and equipment	(29,715)	(17,577)
Cash paid for acquisition	(5,556)	—
Purchases of short-term investments	(581,504)	(78,074)
Proceeds from sale and maturity of short-term investments	161,237	88,232
Capitalized software development costs	(3,810)	(3,054)
Net cash used in investing activities	(459,348)	(10,473)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	3,596	—
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $11,582	488,669	—
Purchase of capped call related to convertible senior notes	(63,182)	—
Proceeds from employee stock purchase plan	4,887	3,029
Proceeds from exercise of employee stock options	11,519	20,370
Net cash provided by financing activities	445,489	23,399
Net increase in cash, cash equivalents and restricted cash	53,035	37,019
Cash, cash equivalents and restricted cash at beginning of period	140,681	96,420
Cash, cash equivalents and restricted cash at end of period	$193,716	$133,439

Exhibit 99.1

Reconciliation of ASC 605 to ASC 606 Statements of Operations- GAAP
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2018			2018
	ASC 605	Adjustments	ASC 606	ASC 605	Adjustments	ASC 606
Revenue	$123,603	$408	$124,011	$346,339	$789	$347,128
Cost of revenue	20,206	—	20,206	55,703	—	55,703
Gross profit	103,397	408	103,805	290,636	789	291,425
Operating expenses:
Research and development	26,182	—	26,182	72,747	—	72,747
Sales and marketing	70,083	(3,622)	66,461	194,290	(9,199)	185,091
General and administrative	19,702	—	19,702	51,293	—	51,293
Total operating expenses	115,967	(3,622)	112,345	318,330	(9,199)	309,131
Loss from operations	(12,570)	4,030	(8,540)	(27,694)	9,988	(17,706)
Other income (expense):
Interest income	3,922	—	3,922	9,026	—	9,026
Interest expense	(5,669)	—	(5,669)	(13,932)	—	(13,932)
Other income (expense), net	(8)	—	(8)	(1,285)	—	(1,285)
Loss before income taxes	(14,325)	4,030	(10,295)	(33,885)	9,988	(23,897)
Income tax provision (benefit)	(106)	—	(106)	440	—	440
Net loss	$(14,219)	$4,030	$(10,189)	$(34,325)	$9,988	$(24,337)
Net loss attributable to redeemable non-controlling interest	$86	$—	$86	$283	$—	$283
Net loss attributable to New Relic	$(14,133)	$4,030	$(10,103)	$(34,042)	$9,988	$(24,054)
Net loss per share, basic and diluted	$(0.25)	$0.07	$(0.18)	$(0.60)	$0.18	$(0.42)
Weighted-average shares used to compute net loss per share, basic and diluted	57,096		57,096	56,663		56,663

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$103,805	$(408)	$103,397	$76,156
Plus: Stock-based compensation	934	—	934	587
Plus: Amortization of purchased intangibles	440	—	440	196
Plus: Amortization of stock-based compensation capitalized in software development costs	192	—	192	228
Plus: Employer payroll tax on employee equity incentive plans	44	—	44	30
Non-GAAP gross profit	$105,415	$(408)	$105,007	$77,197
GAAP gross margin	84%	(1)%	83%	83%
Non-GAAP adjustments	1%	—%	1%	1%
Non-GAAP gross margin	85%	(1)%	84%	84%
Reconciliation of operating expenses:
GAAP research and development	$26,182	$—	$26,182	$18,154
Less: Stock-based compensation	(4,322)	—	(4,322)	(2,959)
Less: Employer payroll tax on employee equity incentive plans	(170)	—	(170)	(124)
Non-GAAP research and development	$21,690	$—	$21,690	$15,071
GAAP sales and marketing	$66,461	$3,622	$70,083	$51,393
Less: Stock-based compensation	(6,222)	—	(6,222)	(3,933)
Less: Employer payroll tax on employee equity incentive plans	(167)	—	(167)	(96)
Non-GAAP sales and marketing	$60,072	$3,622	$63,694	$47,364
GAAP general and administrative	$19,702	$—	$19,702	$14,596
Less: Stock-based compensation	(3,286)	—	(3,286)	(2,454)
Less: Transaction costs related to acquisition	(476)	—	(476)	—
Less: Employer payroll tax on employee equity incentive plans	(76)	—	(76)	(59)
Non-GAAP general and administrative	$15,864	$—	$15,864	$12,083
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(8,540)	$(4,030)	$(12,570)	$(7,987)
Plus: Stock-based compensation	14,764	—	14,764	9,933
Plus: Amortization of purchased intangibles	440	—	440	196
Plus: Transaction costs related to acquisition	476	—	476	—
Plus: Amortization of stock-based compensation capitalized in software development costs	192	—	192	228
Plus: Employer payroll tax on employee equity incentive plans	457	—	457	309
Non-GAAP income (loss) from operations	$7,789	$(4,030)	$3,759	$2,679
GAAP operating margin	(7%)	(3%)	(10%)	(9%)
Non-GAAP adjustments	13%	—%	13%	12%
Non-GAAP operating margin	6%	(3%)	3%	3%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(10,103)	$(4,030)	$(14,133)	$(7,729)
Plus: Stock-based compensation	14,764	—	14,764	9,933
Plus: Amortization of purchased intangibles	440	—	440	196

Exhibit 99.1

Plus: Transaction costs related to acquisition	476		476	—
Plus: Amortization of stock-based compensation capitalized in software development costs	192	—	192	228
Plus: Employer payroll tax on employee equity incentive plans	457	—	457	309
Plus: Amortization of debt discount and issuance costs	5,021	—	5,021	—
Non-GAAP net income (loss) attributable to New Relic	$11,247	$(4,030)	$7,217	$2,937
Non-GAAP net income (loss) per share:
Basic	$0.20	$(0.07)	$0.13	$0.05
Diluted	$0.19	$(0.07)	$0.12	$0.05
Shares used in non-GAAP per share calculations:
Basic	57,096		57,096	55,196
Diluted	59,702		59,702	57,943

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Nine Months Ended December 31,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$291,425	$(789)	$290,636	$210,268
Plus: Stock-based compensation	2,522	—	2,522	1,716
Plus: Amortization of purchased intangibles	833	—	833	990
Plus: Amortization of stock-based compensation capitalized in software development costs	555	—	555	702
Plus: Employer payroll tax on employee equity incentive plans	228	—	228	115
Non-GAAP gross profit	$295,563	$(789)	$294,774	$213,791
GAAP gross margin	84%	—%	84%	82%
Non-GAAP adjustments	1%	—%	1%	1%
Non-GAAP gross margin	85%	—%	85%	83%
Reconciliation of operating expenses:
GAAP research and development	$72,747	$—	$72,747	$54,686
Less: Stock-based compensation	(11,443)	—	(11,443)	(9,100)
Less: Employer payroll tax on employee equity incentive plans	(787)	—	(787)	(555)
Non-GAAP research and development	$60,517	$—	$60,517	$45,031
GAAP sales and marketing	$185,091	$9,199	$194,290	$152,015
Less: Stock-based compensation	(17,040)	—	(17,040)	(12,114)
Less: Employer payroll tax on employee equity incentive plans	(729)	—	(729)	(690)
Non-GAAP sales and marketing	$167,322	$9,199	$176,521	$139,211
GAAP general and administrative	$51,293	$—	$51,293	$42,843
Less: Stock-based compensation	(8,620)	—	(8,620)	(6,848)
Less: Transaction costs related to acquisition	(806)	—	(806)	—
Less: Employer payroll tax on employee equity incentive plans	(308)	—	(308)	(197)
Non-GAAP general and administrative	$41,559	$—	$41,559	$35,798
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(17,706)	$(9,988)	$(27,694)	$(39,276)
Plus: Stock-based compensation	39,624	—	39,624	29,778
Plus: Amortization of purchased intangibles	833	—	833	990
Plus: Transaction costs related to acquisition	806		806	—
Plus: Amortization of stock-based compensation capitalized in software development costs	555	—	555	702
Plus: Employer payroll tax on employee equity incentive plans	2,052	—	2,052	1,557
Non-GAAP income (loss) from operations	$26,164	$(9,988)	$16,176	$(6,249)
GAAP operating margin	(5%)	(3%)	(8%)	(15%)
Non-GAAP adjustments	13%	—%	13%	13%
Non-GAAP operating margin	8%	(3%)	5%	(2%)
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(24,054)	$(9,988)	$(34,042)	$(38,354)
Plus: Stock-based compensation	39,624	—	39,624	29,778
Plus: Amortization of purchased intangibles	833	—	833	990

Exhibit 99.1

Plus: Transaction costs related to acquisition	806		806	—
Plus: Amortization of stock-based compensation capitalized in software development costs	555	—	555	702
Plus: Employer payroll tax on employee equity incentive plans	2,052	—	2,052	1,557
Plus: Amortization of debt discount and issuance costs	12,312	—	12,312	—
Non-GAAP net income (loss) attributable to New Relic	$32,128	$(9,988)	$22,140	$(5,327)
Non-GAAP net income (loss) per share:
Basic	$0.57	$(0.18)	$0.39	$(0.10)
Diluted	$0.54	$(0.17)	$0.37	$(0.10)
Shares used in non-GAAP per share calculations:
Basic	56,663		56,663	54,534
Diluted	59,675		59,675	54,534

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$8,680	$7,492	$66,894	$24,093
Capital expenditures	(15,460)	(3,183)	(29,715)	(17,577)
Capitalized software development costs	(748)	(1,568)	(3,810)	(3,054)
Free cash flows (Non-GAAP)	$(7,528)	$2,741	$33,369	$3,462
Net cash provided by (used in) investing activities	$(22,485)	$4,101	$(459,348)	$(10,473)
Net cash provided by financing activities	$2,521	$3,106	$445,489	$23,399